Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(505,224,315)
Realized Trading Gain (Loss) on Swaps	(245,953,087)
Unrealized Gain (Loss) on Market Value of Futures	251,452,738
Unrealized Gain (Loss) on Market Value of Swaps	49,955,379
Interest Income	139,086
Total Income (Loss)	$(449,630,199)

Expenses
Investment Advisory Fee	$1,568,873
Brokerage Commissions	451,170
Tax Reporting Fees	255,000
Legal Fees	108,079
NYMEX License Fee	69,473
SEC & FINRA Registration Expense	30,000
Non-interested Directors' Fees and Expenses	16,009
Audit Fees	13,151
Prepaid Insurance Expense	1,861
Total Expenses	$2,513,616
Net Gain (Loss)	$(452,143,815)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/09	$3,770,454,945
Additions (51,600,000 Units)	459,126,047
Net Gain (Loss)	(452,143,815)

Net Asset Value End of Period	$3,777,437,177
Net Asset Value Per Unit (427,400,000 Units)	$8.84

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502